Exhibit 99.1

Brookdale Senior Living to acquire 41 currently leased communities
Announces private convertible senior notes transaction through exchange and new subscription agreements
Transactions accretive to 2025 Adjusted EBITDA and Adjusted Free Cash Flow
Nashville, Tenn., September 30, 2024 - Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") announced today that in a financing led by Deerfield Management, the Company is successfully addressing 83% of all 2026 debt maturities and is securing capital to support immediately accretive acquisition opportunities. The Company also announced the successful refinancing of its 2025 agency debt maturity at a favorable rate.

TRANSACTIONS HIGHLIGHTS
Acquisition Transactions
•Through a series of privately negotiated, off-market transactions, Brookdale entered into agreements to acquire 41 communities (2,789 units) from three current triple-net lease portfolios for a combined purchase price of $610 million.
•With aggregate weighted average occupancy above Company average and positive trailing-twelve month lease coverage, ownership of acquired communities enables Brookdale to fully capitalize on the unprecedented multi-year senior living growth opportunity, and provides immediate value-creation through a more favorable capital structure.
•Acquisitions are expected to be funded through an assumption of existing below-market rate debt, net proceeds from the sale of a newly issued series of convertible senior notes, proceeds from non-recourse mortgage financing on certain of the assets, and cash on hand.
•The Company expects these transactions to reduce 2025 cash lease payments by $47 million, to improve 2025 Adjusted EBITDA1 by $33 million, and after giving effect to expected financings, to improve 2025 Adjusted Free Cash Flow1 by an estimated $15 million.
•By acquiring these portfolios, Brookdale will realize predictable high-yield returns from improved capitalization terms.
•Subsequent to these transactions, Brookdale will own 66% of its consolidated units, marking another significant step in the Company’s ongoing efforts to increase its owned real estate portfolio.
Financing Transactions
Convertible Senior Notes
•The Company has entered into privately negotiated agreements with certain of the holders of its Convertible Senior Notes due 2026 (the “2026 Notes”) to exchange an aggregate of approximately $207 million of its existing 2026 Notes for a newly issued series of 3.50% Convertible Senior Notes due 2029 (the “2029 New Notes”).
oThese agreements opportunistically extend a substantial portion of the 2026 debt maturities to 2029 with an approximate $9.00 conversion price for the 2029 New Notes compared to the approximate $8.10 conversion price for the 2026 Notes.
•In a private transaction with Deerfield Management Company and Flat Footed, LLC, the Company will also sell $150 million principal amount of 2029 New Notes to partially fund the acquisition transactions set forth above.
oThis efficiently priced capital will support meaningful value-creating opportunities through these acquisitions.
2025 Mortgage Debt Maturity
•The Company completed a $182 million agency financing transaction and proactively repaid $197 million of debt which was scheduled to mature in September 2025.
oThe closing of this transaction will result in no remaining debt maturities without extension options through June 2026.
The forward-twelve month annualized leverage impact from these transactions is not expected to be material.

1 Adjusted EBITDA and Adjusted Free Cash Flow are financial measures that are not calculated in accordance with GAAP. See "Non-GAAP Financial Measures" for the Company's definition of such measures and other important information regarding the reconciliations of the Company's non-GAAP financial measures.

“As a result of continued proactive management of our portfolio and capital structure, I am incredibly proud to announce our planned acquisition of 41 leased communities. The immediate and long-term benefits of these real estate transactions are wide-ranging, including future portfolio flexibility that comes through asset ownership, the opportunity to fully realize the long-term benefits of the powerful senior housing outlook, and following closing, the expected immediate improvement in Adjusted EBITDA and Adjusted Free Cash Flow from a lower-cost capital structure,” said Lucinda ("Cindy") Baier, Brookdale’s President and CEO. “We appreciate Welltower, their JV partners, and DHC for their partnership on these transactions as they highlight the importance of maintaining collaborative relationships with our REIT partners as we continually strive to further enhance shareholder value.”

“We are also grateful to Deerfield and Flat Footed, who have been strong supporters of Brookdale for years, for their continued confidence in Brookdale and our long-term growth outlook. With the demonstrated commitment from these and other shareholders, we proactively addressed a significant portion of our 2026 debt maturities and secured funding for value-creating acquisitions at an attractive rate,” said Baier.

“Over the next decade, there will be an extraordinary rise in the number of people who are aged 80 or older while the supply of senior living communities continues to remain relatively static,” commented Vince Mellet, Partner at Deerfield. “The need for high-quality operators such as Brookdale Senior Living is apparent and its growth to support future demand is essential. We are pleased to be able to play a role in strengthening the company’s position.”

TRANSACTIONS DETAILS
The Company has entered into definitive agreements to acquire three portfolios of senior living communities that are currently leased by the Company. Through ownership of these communities, the Company will gain portfolio management flexibility that is not present in a leased structure, providing additional opportunities to further enhance shareholder value. These transactions are expected to close by year-end, subject to the satisfaction of customary closing conditions for real estate transactions.
International JV / Welltower Portfolio Acquisition
The Company has entered into a definitive agreement to acquire 11 senior living communities (1,228 units) from a joint venture between Welltower Inc. and its joint venture partners for a purchase price of $300 million. As part of this transaction, the Company will assume $195 million of existing 4.92% fixed rate agency debt which is scheduled to mature in March 2027. Currently, these communities are held in a triple-net lease with annualized current cash rent payments of $22 million and a current maturity of August 31, 2028. This portfolio of communities is largely on the west coast, including several communities in and around Seattle (WA) as well as a highly affluent Bay Area (CA) community. The portfolio is comprised of 470 independent living units, 723 assisted living units, and 36 memory care units with weighted average portfolio occupancy of approximately 80%. In 2019, these communities operated at a weighted average occupancy of 88%, reflecting an opportunity to enhance long-term value creation for the benefit of the Company and its shareholders.
Welltower Portfolio Acquisition
The Company has entered into a definitive agreement to acquire five senior living communities (686 units) from Welltower Inc. for a purchase price of $175 million. Currently, these communities are held in a triple-net lease with annualized current cash rent payments of $13 million and a current maturity of December 31, 2024. This portfolio of communities is largely located in affluent or very affluent markets, including Nashville (TN), Overland Park (KS), and Denver (CO). In total, the portfolio is comprised of 270 independent living units, 170 assisted living units, 152 memory care units, and 94 skilled nursing units with weighted average portfolio occupancy greater than 90%. The acquisition purchase price, including the benefit of a favorable purchase option discount, also reflects a significant discount to the Company’s estimate of replacement cost.
Diversified Healthcare Trust Portfolio Acquisition
The Company has entered into a definitive agreement to acquire 25 senior living communities (875 units) from Diversified Healthcare Trust for a purchase price of $135 million. Currently, these communities are held in a triple-net lease with annualized current cash rent payments of $10 million and a current maturity of December 31, 2032. This portfolio’s communities are diversely located, range in size from 19 units to 92 units, and include a total of 556 assisted living units and 319 memory care units with weighted average portfolio occupancy of approximately 80%.
Convertible Senior Notes
The privately negotiated agreements with certain holders of the 2026 Notes provide that the Company will issue approximately $369 million principal amount of the 2029 New Notes. Approximately $219 million principal amount of the 2029 New Notes will be issued in exchange for approximately $207 million principal amount of the 2026 Notes and $150 million principal amount of the 2029 New Notes will be issued for cash. The issuance of the 2029 New Notes is expected to close on October 3, 2024, subject to customary closing conditions. Following the closing, approximately $23 million in aggregate principal amount of the 2026 Notes will remain outstanding with the terms unchanged.
The 2029 New Notes will be senior, unsecured obligations of the Company, and interest will be payable semi-annually in arrears at a rate of 3.50% per annum. The 2029 New Notes will mature on October 15, 2029, unless earlier repurchased or converted. The conversion price for the 2029 New Notes will initially be approximately $9.00, which represents a premium of approximately 37% over the closing price of the Company’s common stock on September 27, 2024.
The Company anticipates the net cash proceeds from the issuance of the 2029 New Notes will be approximately $135 million, after subtracting fees, discounts, and estimated expenses in connection with the financings. The Company intends to use the proceeds to fund the acquisitions noted above and for general corporate purposes.
Additional information regarding this announcement may be found in a Current Report on Form 8-K that the Company intends to file today with the U.S. Securities and Exchange Commission (the “SEC”).
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Company common stock, if any, to which the 2029 New Notes are convertible) and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.
The 2029 New Notes and any shares of common stock issuable upon conversion of the 2029 New Notes have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
2025 Mortgage Debt Maturity
In September 2024, the Company obtained $182.5 million of debt secured by first priority mortgages on 16 communities. The loan bears interest at a fixed rate of 5.67% and is interest only for the first two years. The debt matures in October 2029. At the closing, the Company repaid $197.1 million of outstanding mortgage debt, which was scheduled to mature in September 2025, using proceeds from the $182.5 million debt and cash on hand. The closing of this transaction results in no remaining debt maturities without extension options through June 2026.
NON-GAAP FINANCIAL MEASURES
This press release contains the financial measures Adjusted EBITDA and Adjusted Free Cash Flow, which are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities. The Company cautions investors that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner.
Reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most comparable GAAP financial measure is not available without unreasonable effort due to the inherent difficulty in forecasting the timing or amounts of items required to reconcile Adjusted EBITDA from the Company's net income (loss) and Adjusted Free Cash Flow to net cash provided (used in) operating activities. Variability in the timing or amounts of items required to reconcile the measure may have a significant impact on the Company's future GAAP results.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: benefit/provision for income taxes, non-operating income/expense items, and depreciation and amortization; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, cost reduction, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. In recent periods, such other items include non-cash impairment charges, operating lease expense adjustment, non-cash stock-based compensation expense, and transaction and organizational restructuring costs. Transaction costs include those directly related to acquisition, disposition, financing, and leasing activity, and are primarily comprised of legal, finance, consulting, professional fees, and other third-party costs. Organizational restructuring costs include those related to the Company’s efforts to reduce general and administrative expense and its senior leadership changes, including severance.
Adjusted EBITDA has material limitations as a performance measure, including: (i) excluded interest and income tax are necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization, and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, goodwill, and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain/loss on sale of assets, facility operating lease termination, or debt modification and extinguishment, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP liquidity measure that the Company defines as net cash provided by (used in) operating activities before: distributions from unconsolidated ventures from cumulative share of net earnings, changes in prepaid insurance premiums financed with notes payable, changes in operating lease assets and liabilities for lease termination, cash paid/received for gain/loss on facility operating lease termination, and lessor capital expenditure reimbursements under operating leases; plus: property and casualty insurance proceeds and proceeds from refundable entrance fees, net of refunds; less: non-development capital expenditures and payment of financing lease obligations. Non-development capital expenditures are comprised of corporate and community-level capital expenditures, including those related to maintenance, renovations, upgrades, and other major building infrastructure projects for the Company’s communities and is presented net of lessor reimbursements. Non-development capital expenditures do not include capital expenditures for: community expansions, major community redevelopment and repositioning projects, and the development of new communities.
Adjusted Free Cash Flow has material limitations as a liquidity measure, including: (i) it does not represent cash available for dividends, share repurchases, or discretionary expenditures since certain non-discretionary expenditures, including mandatory debt principal payments, are not reflected in this measure; (ii) the cash portion of non-recurring charges related to gain/loss on facility lease termination generally represent charges/gains that may significantly affect the Company’s liquidity; and (iii) the impact of timing of cash expenditures, including the timing of non-development capital expenditures, limits the usefulness of the measure for short-term comparisons.
ABOUT BROOKDALE SENIOR LIVING
Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. The Company is committed to its mission of enriching the lives of the people it serves with compassion, respect, excellence, and integrity. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities. Through its comprehensive network, Brookdale helps to provide seniors with care, connection, and services in an environment that feels like home. The Company’s expertise in healthcare, hospitality, and real estate provides residents with opportunities to improve wellness, pursue passions, make new friends, and stay connected with loved ones. Brookdale, through its affiliates, operates and manages 649 communities in 41 states as of June 30, 2024, with the ability to serve approximately 59,000 residents. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook at facebook.com/brookdaleseniorliving or YouTube at youtube.com/BrookdaleLiving.
SAFE HARBOR
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions, and include statements regarding the Company's expected financial and operational results. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company's operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the Company's ability to complete pending or expected transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, such as the ability to obtain financing or regulatory approvals, and uncertainties as to the timing of closing; disruptions in the financial markets or decreases in the appraised values or performance of the Company's communities that affect the Company's ability to obtain financing or extend or refinance debt as it matures and the Company's financing costs; the Company's ability to obtain additional capital on terms acceptable to it; as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this press release. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

CONTACT
Jessica Hazel
VP Investor Relations
(615) 564-8104
Jessica.Hazel@brookdale.com